FORM OF COLONIAL DOWNS HOLDINGS, INC.
                           AMENDED AND RESTATED BYLAWS


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                                    ARTICLE I
                                     OFFICES

         1. Principal Office. The principal office of the corporation shall be in the County of New Kent, Commonwealth of Virginia, but the corporation may conduct its business or open branch offices within or without the Commonwealth as the Board of Directors deems advisable.


                                   ARTICLE II
                                  SHAREHOLDERS

         2. Place of Meeting. Meetings of the shareholders shall be held at the principal office of the corporation or at such other place, within or without the Commonwealth of Virginia, as may be designated by the Board of Directors and set forth in the notice of the meeting.

         3. Annual Meeting. Commencing with the year 1997, the annual meeting of the shareholders of the corporation shall be held on or about the fourth day in November of each year (and if such date is a legal holiday, on the next business day) for the purpose of electing a Board of Directors and transacting such other business as may properly come before the meeting.

         4. Special Meetings. Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board of Directors, the President, the Secretary or, in the case the corporation has thirty-five or fewer shareholders, if the holders of at least twenty percent (20%) of all votes entitled to be cast on any issue proposed to be considered at the meeting sign, date and deliver to the corporation's Secretary one or more written demands for such a meeting describing the purpose or purposes for which the meeting is to be held.

         5. Action without Meeting. Action required or permitted to be taken by the Virginia Stock Corporation Act (the "Act") at a shareholders' meeting may be taken without a meeting and without action by the Board of Directors if the action is taken by all the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Secretary of the corporation for inclusion in the minutes or filing with the corporate records. Any action taken by unanimous written consent shall be effective according to its terms when all consents are in possession of the corporation. A shareholder may withdraw his consent only by delivering a written notice of withdrawal to the corporation prior to the time that all consents are in the possession of the corporation. Action taken under this
Section 5 of these bylaws is effective as of the date specified in the consent provided the consent states the date of execution by each shareholder. A consent signed under this Section 5 of these bylaws has the effect of a unanimous vote of voting shareholders and may be described as such in any document filed with the Virginia State Corporation Commission under the Act.


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                  If the Act or these bylaws requires notice of proposed action to be given to nonvoting shareholders, if any, and the action is to be taken by unanimous consent of the voting shareholders written notice of the proposed action at least ten (10) days before the action is taken. The notice shall contain or be accompanied by the same material that would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

         6. Notice of Meeting. The corporation shall notify shareholders of the date, time and place of each annual and special shareholders' meeting. Such notice shall be given no less than ten (10) nor more than sixty (60) days before the meeting date except that notice of a shareholders' meeting to act on an amendment of the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of all or substantially all of the assets of the corporation, otherwise than in the usual and regular course of business, or the dissolution of the corporation shall be given not less than twenty-five (25) nor more than sixty (60) days before the meeting date, which notice shall be accompanied by a copy of the proposed amendment, plan of merger, share exchange or dissolution or agreement pursuant to which the proposed sale will be effected. Unless the Act or the Articles of Incorporation require otherwise, the corporation is required to give notice only to shareholders entitled to vote at the meeting and notice of an annual meeting need not state the purpose or purposes for which the meeting is called. Notice of a special meeting, however, shall state the purpose or purposes for which the meeting is called.

                  If an annual or special meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or shall be fixed under Section 8 of these bylaws, however, notice of the adjourned meeting shall be given under this Section 6 of these bylaws to persons who are shareholders as of the new record date.

                  Notwithstanding the foregoing, no notice of a shareholders' meeting need be given to a shareholder if (i) an annual report and proxy statements for two (2) consecutive annual meetings of shareholders or (ii) all, and at least two (2), checks in payment of dividends or interest on securities during a twelve (12) month period, have been sent by first-class United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, and were returned undeliverable. The obligation of the corporation to give notice of shareholders' meetings to any such shareholder shall be reinstated once the corporation shall have received a new address for such shareholder for entry on its stock transfer books.

         7. Waiver of Notice. A shareholder may waive any notice required by the Act, the Articles of Incorporation or these bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice and be delivered to the Secretary of the corporation for inclusion in the minutes or filing with the corporate records.

                  A shareholder's attendance at a meeting:

                  (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

                  (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.


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         8. Determination of Shareholders of Record. The Board of Directors may
fix in advance the record date in order to make a determination of shareholders entitled to notice of, or to vote at, any meeting of the shareholders or any adjournment thereof, to receive payment of any dividend or distribution, to demand a special meeting, to take action without a meeting or to make a determination of shareholders for any other proper purpose. A record date fixed under this Section 8 of these bylaws may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. If not otherwise fixed by the Board of Directors, the record date for determining shareholders entitled to (i) notice of and to vote at a shareholders' meeting is the close of business on the day before the effective date of the notice to shareholders, (ii) receive payment of any dividend or distribution, other than a distribution involving a repurchase or acquisition of shares by the corporation, is the date the Board of Directors authorizes the dividend or distribution,
(iii) demand a special meeting is the date the first shareholder signs the demand and (iv) take action without a meeting is the date the first shareholder signs the consent. A determination of shareholders entitled to notice of, or to vote at, a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

         9. Shareholders' List for Meeting. The officer or agent having charge of the stock transfer books of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The list shall be arranged by voting group and within each voting group, if more than one, by class or series of shares.

                  For a period of ten (10) days prior to the meeting, the list of shareholders shall be kept on file at the registered office of the corporation or at its principal office or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. The original share transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. The right of the holder of shares of the corporation whose securities are registered under the Securities Exchange Act of 1934, as amended, to inspect such list prior to a meeting of shareholders shall be subject to the limitations set forth in Section 13.1-771.C. of the Code of Virginia of 1950, as amended (the "Code"), and Section 51 of these bylaws.

                  If the requirements of this Section 9 of these bylaws have not been substantially complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until the requirements are met. Refusal or failure to prepare or make available the shareholders' list does not affect the validity of any action taken at the meeting prior to the making of any such demand, but any action taken by the shareholders after the making of any such demand shall be invalid and without effect.

         10. Voting Entitlement of Shares. Unless otherwise provided in these bylaws or required under the Act, all shareholders of Common Stock, regardless of the class of stock, will vote as a single group. Except as otherwise provided in this Section 10 of these bylaws with respect to the election of directors and in Section 13.1-662 of the Code or in the Articles of Incorporation, each outstanding share of Class A Common Stock is entitled to one vote on each

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matter voted on at a shareholders' meeting. Unless the Articles of Incorporation provide otherwise, in the election of directors each outstanding share of Class
A Common Stock is entitled to one vote for as many persons as there are directors to be elected at that time and for whose election the shareholder has a right to vote. No cumulative voting shall be permitted.

         Except as otherwise provided in this Section 10 of these bylaws with respect to the election of directors and in Section 13.1-662 of the Code or in the Articles of Incorporation, each outstanding share of Class B Commons Stock is entitled to five votes on each matter voted on at a shareholders' meeting, except with respect to any vote or approval with respect to (i) a merger, consolidation, or other business combination of the Corporation, (ii) a sale of all or substantially all of the assets of the Corporation, or (iii) amendments to the Corporation's Articles of Incorporation, as amended from time to time, or bylaws, as amended from time to time, that alter or affect the voting rights of the holders of Class B Common Stock.

         Unless the Articles of Incorporation provide otherwise, in the election of directors each outstanding share of Class B Common Stock is entitled to five votes (cast as a single bloc per share) for as many persons as there are directors to be elected at that time and for whose election the shareholder has a right to vote. No cumulative voting shall be permitted

         11. Proxies. A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment is coupled with an interest. An appointment made irrevocable by being coupled with an interest is revoked when such interest is extinguished. The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officers or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he did not know of its existence when he acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares.

         12. Corporation's Acceptance of Votes. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.

                  If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder in accordance with Section 13.1-665 of the Code.

                  The corporation is entitled to reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

                  Section 13.1-665 of the Code, as may be in effect from time to time, shall apply with respect to any matters not specifically set forth in this
Section 12.


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         13. Quorum and Voting Requirements for Voting Groups. Shares entitled to vote as a separate voting group, in the case of multiple voting groups, may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation or the Act provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum for action on that matter. Less than a quorum may adjourn a meeting.

                  Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting.

                  If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Act requires a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         14. Action by Single and Multiple Voting Groups. If the Articles of Incorporation or the Act provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group as provided in Section 13 of these bylaws.

                  If the Articles of Incorporation or the Act provides for voting by two (2) or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately as provided in Section 13 of these bylaws. Action may be taken by one (1) voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.


                                   ARTICLE III
                                    DIRECTORS

         15. Number and Election. The Board of Directors shall consist of a minimum of four (4) and a maximum of nine (9) persons and, upon the replacement of the initial directors, shall consist of seven (7) persons. Except for the initial directors who will have been named in the Articles of Incorporation or elected at the organizational meeting of directors or incorporators, directors shall be elected as follows, or at any special meeting of the shareholders called for such purpose. The terms of the directors shall be staggered by dividing the total number of directors into three classes, as nearly in equal in number as the total number of Directors constituting the Board then permits, with any Director or Directors in excess of the number divisible by three being assigned to Class 3 and Class 2, as the case may be. The terms of Directors in Class 1 shall expire at the first annual shareholders' meeting after their election (or until their respective successors or duly elected and qualified or until their earlier death, resignation, or removal); the terms of the directors in Class 2 shall expire at the second annual shareholders' meeting after their election; and the terms of the directors in Class 3 shall expire at the third annual shareholders' meeting after their election (or until their respective successors or duly elected and qualified or until their earlier death, resignation, or removal). Upon the expiration of the initial staggered term of each director, directors shall be chosen for a term of three years. Any Director may be removed from office at a meeting called expressly for that purpose by the vote of shareholders holding not less than a majority of the shares entitled to vote at an election of Directors.

                  The number of directors may be increased or decreased from time to time by amendment to these bylaws, unless the Articles of Incorporation provide that a change in the number of directors shall be made only by amendment of the Articles of Incorporation.

                  The shareholders may adopt a bylaw fixing the number of directors and may direct that such bylaws not be amended by the Board of Directors. If a bylaw states a fixed number of directors and the Board of Directors has the right to amend the bylaw, it may by amendment to the bylaw increase or decreased by thirty percent (30%) or less the number of directors last elected by the shareholders, but only the shareholders may increase or decrease the number by more than thirty percent (30%).

                  No individual shall be named or elected as a director without his prior consent.

         16. Election of Directors by Certain Classes of Shareholders. If the Articles of Incorporation authorize dividing the stock into classes, the Articles of Incorporation may also authorize the election of all or a specified number of directors by the holders of one (1) or more authorized classes of stock. Each class, or classes, of stock entitled to elect one (1) or more directors is a separate voting group for purposes of election of directors.

         17. Terms of Office. The terms of the initial directors of the corporation expire at the first shareholders' meeting at which directors are elected. The terms of all other directors expire as provided in Section 15 hereof. A decrease in the number of directors does not shorten an incumbent director's term. The term of a director elected by the Board of Directors to fill a vacancy shall be the unexpired term of the director who created the vacancy. Despite the expiration of a director's term, he continues to serve until his successor is elected and qualifies or until there is a decrease in the number of directors.

         18. Resignation. A director may resign at any time by delivering written notice to the Board of Directors, the President or the Secretary. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date. If a resignation is made effective at a later date, the Board of Directors may fill the pending vacancy before the effective date, provided, however, the successor may not take office until the effective date.

         19. Removal. The shareholders may remove one (1) or more directors with or without cause, unless the Articles of Incorporation provide that directors may be removed only with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. Unless the Articles of Incorporation require a greater vote, a director may be removed if the number of votes cast to remove him constitutes a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which such director was elected. A director may be removed by the shareholders only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

         20. Vacancy. Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors:

                  (1)      the shareholders may fill the vacancy;

                  (2)      the Board of Directors may fill the vacancy; or

                  (3) if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of directors remaining in office.

                  Unless the Articles of Incorporation provide otherwise, if the vacant office was held by a director elected by a voting group of shareholders, only the holders of that voting group are entitled to fill the vacancy if it is to be filled by the shareholders.

                  A vacancy that will occur at a specific later date, by reason of a resignation effective at a later date under Section 18 of these bylaws or otherwise, may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

                  A vacancy shall be deemed to exist whenever the number of directors then in office is less than the maximum number permitted under these bylaws.

         21. Compensation. Directors shall not receive a stated salary for their services, but directors may be paid a fixed sum and expenses for attendance at any regular or special meeting of the Board of Directors or any meeting of any committee. A director may serve or be employed by the corporation in any other capacity and receive compensation therefor.

         22. Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, in or out of the Commonwealth of Virginia, as the Board of Directors may designate from time to time. A regular meeting of the Board of Directors shall be held immediately after the annual meeting of the shareholders. Unless changed, that regular meeting shall be held in New Kent County, Virginia. Special meetings may be called by the Board of Directors, the President or the Secretary by giving reasonable notice of the time and place thereof.

                  Unless the Articles of Incorporation provide otherwise, the Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         23. Action Without Meeting. Unless the Articles of Incorporation provide otherwise, action required or permitted by the Act to be taken at a Board of Directors meeting may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken.

                  Action taken under this Section 23 of these bylaws is effective when the last director signs the consent unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein, provided the consent states the date of execution by each director. A consent signed under this Section 23 of these bylaws has the effect of a meeting vote and may be described as such in any document.

         24. Notice of Meetings. Unless the Articles of Incorporation provide otherwise, regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. Special meetings of the Board of Directors may be called by resolution of the Board of Directors or any officer or director by giving reasonable notice of the time and place thereof. The notice need not describe the purpose of the special meeting.

         25. Waiver of Notice. A director may waive any notice required by the Act, the Articles of Incorporation or these bylaws before or after the date and time stated in the notice, and such waiver shall be equivalent to such notice having been given. Except as provided in the following paragraph, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records.

                  A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         26. Quorum and Voting. Unless the Articles of Incorporation require a greater number for the transaction of all business or any particular business, a quorum of the Board of Directors consists of:

                  (1) a majority of the fixed number of directors if the corporation has a fixed board size; or

                  (2) a majority of the number of directors prescribed, or if no number is prescribed the number in office immediately before the meeting begins, if the corporation has a variable-range sized board.

                  If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Articles of Incorporation require the vote of a greater number. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:

                  (1) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting specified business at the meeting; or

                  (2) he votes against, or abstains from, the action taken.

                  Whenever the Act requires the Board of Directors to recommend or approve any proposed corporate act, such recommendation or approval shall not be required if the proposed corporate act is adopted by the unanimous consent of shareholders.

         27. Committees. Unless the Articles of Incorporation provide otherwise, the Board of Directors may create one or more committees, including an Executive Committee, and appoint members of the Board of Directors to serve on them. Each committee may have two or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it shall be approved by the greater number of (i) a majority of all the directors in office when the action is taken or (ii) the number of directors required by the Articles of Incorporation or these bylaws to take action under Section 26 of these bylaws. Sections 22 through 26 of these bylaws, which govern meetings, action without meetings, notice and waiver of notice and quorum and voting requirements of the Board of Directors, apply to committees and their members as well.

                  To the extent specified by the Board of Directors or in the Articles of Incorporation or these bylaws, each committee may exercise all of the authority permitted to be exercised by the Board of Directors, except that a committee may not:

                  (1) approve or recommend to shareholders action that is required to be approved by shareholders;

                  (2) fill vacancies on the Board or on any of its committees;

                  (3) amend Articles of Incorporation pursuant to Section 13.1-706 of the Code;

                  (4) adopt, amend or repeal the bylaws;

                  (5) approve a plan of merger not requiring shareholder approval;

                  (6) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or

                  (7) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the corporation, to do so within limits specifically prescribed by the Board of Directors.

                  The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a director with the standards of conduct described in Section 13.1-690 of the Code and Section 28 of these bylaws.

         28. General Standards of Conduct. A director shall discharge his duties as a director, including his duties as a member of a committee, in accordance with his good faith business judgment of the best interests of the corporation. A director shall not be liable for any action taken as a director, or any failure to take any action, if he performs the duties of his office in compliance with Section 13.1-690 of the Code.

         29. Director Conflict of Interests. A conflict of interests transaction is a transaction with the corporation in which a director or the corporation has a direct or indirect personal interest. A conflict of interests transaction shall not be voidable by the corporation solely because of the director's interest in the transaction if any one of the following is true in accordance with Section 13.1-691 of the Code:

                  (1) the material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved or ratified the transaction;

                  (2) the material facts of the transaction and the director's interest were disclosed to the shareholders entitled to vote and they authorized, approved or ratified the transaction; or

                  (3) the transaction was fair to the corporation.

                                   ARTICLE IV
                                    OFFICERS

         30. Officers. As a minimum, the officers of the corporation shall be a President and a Secretary, each of whom shall be appointed by the Board of Directors at its regular meeting following the annual meeting of the shareholders. The Board of Directors may appoint such other officers , including, but not limited to, a Chief Executive Officer and Chairman of the Board, and assistant officers and fill any vacancy at any regular or special meeting of the Board of Directors. A duly appointed officer may appoint one or more officers or assistant officers as may be authorized by these bylaws or the Board of Directors. The same individual may simultaneously hold more than one office. Each officer shall be appointed to hold office until the next succeeding regular meeting of the Board of Directors following the annual meeting of the shareholders, or for such longer or shorter terms as the Board of Directors may specify, and until his successor shall have been elected or such earlier time as he shall resign, die or be removed. Each officer shall have the authority and perform the duties set forth in these bylaws or, to the extent consistent with these bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

         31. Chairman. The Chairman shall preside at all meetings of the Board of Directors and shareholders and shall have the power to call special meetings of the shareholders and Directors for any purpose.

         32. Chief Executive Officer ("CEO"). The CEO may hire, appoint and discharge, subject to the approval of the Board of Directors, employees and agents of the corporation and fix their compensation; may make and sign deeds, leases, contracts and agreements in the name and on behalf of the corporation; shall have power to carry into effect all directions of the Board of Directors; and shall have general supervision of the business of the corporation, except as may be limited by the Board of Directors, the Articles of Incorporation or these bylaws.

         33. President. The President shall have the same duties, authority and obligations as the CEO.

         34. Secretary. The Secretary shall be the ex-officio clerk of the Board of Directors, shall have the power to call special meetings of the shareholders and directors for any purpose and shall give, or cause to be given, notices of all meetings of shareholders and directors, and all other notices required by these bylaws or by law. The Secretary shall record the proceedings of the meetings of the shareholders and directors in a book kept for that purpose and shall keep the seal of the corporation and attach it to all documents requiring such impression unless some other officer is designated to do so by the Board of Directors. The Secretary shall have responsibility for authenticating records of the corporation and shall perform such other duties as may be assigned from time to time by the Board of Directors.

         35. Vice President. There may be one or more Vice Presidents who shall exercise all of the functions of the President during the absence or incapacity of the latter and such other duties as may be assigned from time to time by the Board of Directors.

         36. Treasurer. There may be a Treasurer who shall keep or cause to be kept full and accurate books of account, render a financial statement showing all transactions of the Treasurer and the financial condition of the corporation as may be required by the Board of Directors or the

President and perform such other duties as may be assigned from time to time by the Board of Directors.

         37. Assistant Secretary. There may be one or more Assistant Secretaries who shall exercise all of the functions of the Secretary during the absence or incapacity of the latter and such other duties as may be assigned from time to time by the Board of Directors.

         38. Other Officers. There may be one or more Assistant Vice Presidents or Assistant Treasurers and other officers and assistant officers who shall perform such duties as may be assigned from time to time by the Board of Directors.

         39. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors unless otherwise delegated to the President by the Board of Directors.

         40. Resignation and Removal. An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, it may fill the pending vacancy before the effective date if the successor does not take office until the effective date. The Board of Directors may remove any officer at any time with or without cause and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.


                                    ARTICLE V
                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

         41. Indemnification. The corporation shall indemnify an individual who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. The corporation shall also indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

                  (1) he conducted himself in good faith; and

                  (2) he believed:

                           (a) in the case of conduct in his official capacity
with the corporation, that his conduct was in its best interests; and

                           (b) in all other cases, that his conduct was at least
not opposed to its best interests; and

                  (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

                  A director's conduct with respect to an employee benefit plan for a purpose he believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interests of the corporation.

                  The termination of a proceeding by judgment, order, settlement or conviction is not, of itself, determinative that the director did not meet the standard of conduct described in this Section 41 of these bylaws.

                  Notwithstanding the foregoing, the corporation shall not indemnify a director under this Section 41 of these bylaws:

                  (1) in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation; or

                  (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he is adjudged liable on the basis that personal benefit was improperly received by him.

                  Indemnification granted under this Section 41 of these bylaws in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. The definitions as set forth in Section 13.1-696 of the Code, as in effect from time to time, shall apply with respect to Sections 41 through 46 of these bylaws.

         42. Advance for Expenses. The corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

                  (1) the director furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct described in
Section 41 of these bylaws;

                  (2) the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct (which undertaking shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment); and

                  (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under Article 10 of the Act or this Article V of these bylaws.

         43. Determination and Authorization of Indemnification. The corporation shall not indemnify a director under this Article V of these bylaws unless authorized in the specific case after a determination has been made that indemnification of the director is required under this Article V of these bylaws because he has met the standard of conduct set forth hereunder. The determination shall be made:

                  (1) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

                  (2) if such a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate in such designation), consisting solely of two or more directors not at the time parties to the proceeding:

                  (3) by special legal counsel:

                           (a) selected by the Board of Directors or its
committee in the manner prescribed in subsection (1) or (2) above;

                           (b) if such a quorum of the Board of Directors cannot
be obtained; and such a committee cannot be designated, selected by a majority vote of the full Board of Directors, in which directors who are parties may participate in such selection; or

                  (4) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

                  Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (3) of this Section 43 to select counsel.

         44. Indemnification of Officers, Employees, Agents and Others. Unless limited by the Articles of Incorporation, each officer, employee and agent of the corporation shall be entitled to indemnification and advance expenses to the same extent as to a director.

         45. Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify him against the same liability under Section 41 of these bylaws.

         46. Application. The corporation shall have power to make any further indemnity, including advance of expenses, to any director, officer, employee or agent that may be authorized by the Articles of Incorporation or any bylaw made by the shareholders or any resolution adopted, before or after the event, by the shareholders, except an indemnity against his gross negligence or willful misconduct. Unless the Articles of Incorporation or any such bylaw or resolution provide otherwise, any determination as to any further indemnity shall be made in accordance with Section 43 of these bylaws. Each such indemnity may continue as to a person who has ceased to have the capacity referred to above and may inure to the benefit of the heirs, executors and administrators of such a person.


                                   ARTICLE VI
                              CERTIFICATES OF STOCK

         47. Form and Content. Each stock certificate shall state on its face the name of the corporation and that it is organized under the law of Commonwealth of Virginia, the name of the person to whom issued and the number and class of stock and the designation of the series, if any, the certificate represents. If the corporation is authorized to issue different classes of stock or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate for stock of such class or series.

Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge. Each stock certificate shall be signed by the President and the Secretary or an Assistant Secretary and shall bear the corporate seal or its facsimile. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation or an employee of the corporation.

         48. Fractional Shares. The corporation may, if authorized by the Board of Directors, issue fractions of a share or pay in money the value of fractions of shares, arrange for disposition of fractional shares by the shareholders or issue scrip in registered or bearer form entitling the holder to receive a full share upon surrendering enough scrip to equal a full share. Each certificate representing scrip shall be conspicuously labeled "Scrip" and shall contain the information required by Section 47 of these bylaws. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends and to participate in the assets of the corporation upon dissolution. The holder of scrip is not entitled to any of these rights unless the scrip provides for them.

                  The Board of Directors may authorize the issuance of scrip subject to any condition considered desirable by it, including that the scrip will become void if not exchanged for full shares before a specified date and that the shares for which the scrip is exchangeable may be sold by the corporation and the proceeds paid to the scrip holders.

                  When the corporation is to pay in money the value of fractions of a share, such value shall be determined by the Board of Directors. A good faith judgment of the Board of Directors as to the value of a fractional share is conclusive.

         49. Lost Certificates. The Board of Directors may direct new certificates to be issued in place of any lost or destroyed certificate or certificates previously issued by the corporation if the person or persons who claim the certificate or certificates make an affidavit stating that the certificates of stock have been lost or destroyed. When authorizing the issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificates, or the legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the corporation a bond or other form of indemnification, in such sum, and with or without surety, as the Board of Directors may direct, to indemnify the corporation against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

         50. Transfer of Stock. Upon surrender to the corporation, or to the transfer agent of the corporation, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         51. Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person. The corporation shall not be liable for registering any transfer of shares which are registered in the name of a fiduciary unless done with actual knowledge that the fiduciary is committing a breach of obligation as fiduciary in making the transfer, or unless done with actual knowledge of such facts that the corporation's action in registering the transfer amounts to bad faith.


                                   ARTICLE VII
                               RECORDS AND REPORTS

         52. Corporate Records. The corporation shall keep as permanent records its Articles of Incorporation or restated Articles of Incorporation and all amendments thereto and bylaws or restated bylaws and all amendments thereto currently in effect, all written communications to shareholders generally, annual reports filed with the Virginia State Corporation Commission, minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation. The corporation shall maintain appropriate accounting records. The corporation or its agent shall maintain the names and business addresses of its officers and directors and a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class and series, if any, of shares showing the number and class and series, if any, of shares held by each. The corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

         53. Inspection of Records by Shareholders. Subject to Section 13.1-772.C. of the Code, a shareholder of the corporation or his agent or attorney is entitled to inspect and copy (at his expense), during regular business hours at the corporation's principal office, any of the records of the corporation described in Section 13.1-770.E. of the Code if he gives the corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy.

                  A shareholder of the corporation or his agent or attorney is entitled to inspect and copy (at his expense), during regular business hours at a reasonable location specified by the corporation, any of the records of the corporation described in Section 13.1-771.B. of the Code if the shareholder meets the requirements set forth in Section 13.1-771.C. of the Code and gives the corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy such records.

         54. Financial Statements for Shareholders. If requested in writing by any shareholder, the corporation shall furnish the shareholder with the financial statements for the most recent fiscal year, which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year and a statement of changes in shareholders' equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

                  If the annual financial statements are reported upon by a public accountant, his report must accompany them. If the annual financial statements are not reported upon by a public accountant, the President or the person responsible for the corporation's accounting records shall provide the shareholder with a statement of the basis of accounting used in preparation of the annual financial statements and a description of any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         55. Control Share Acquisitions. The corporation is authorized to redeem shares of its Common Stock acquired in a control share acquisition in accordance with Section 13.1-728.7 of the Code.

         56. Registered Office and Agent. The corporation shall at all times have a registered office and a registered agent.

         57. Seal. The seal of the corporation shall be a flat faced circular die containing the word "SEAL" in the center and the name of the corporation or an appropriately abbreviated name around the circumference.

         58. Amendment of Bylaws. The corporation's Board of Directors may amend or repeal the corporation's bylaws except to the extent that:

                  (1) the Articles of Incorporation or the Act reserve this power exclusively to the shareholders;

                  (2) the shareholders in adopting or amending particular bylaws provide expressly that the Board of Directors may not amend or repeal that bylaw;

                  (3) a corporation's shareholders may amend or repeal the corporation's bylaws even though the bylaws also may be amended or repealed by its Board of Directors.

         59. General. Any matters not specifically covered by these bylaws shall be governed by the applicable provisions of the Code in force at the time.

                  The foregoing Amended and Restated Bylaws for Colonial Downs Holdings, Inc. have been approved and adopted pursuant to a Consent of Directors in Lieu of Special Meeting dated February ___, 1997.


                                            COLONIAL DOWNS HOLDINGS, INC.


                                            -----------------------------
                                            Arnold W. Stansley, Secretary